Exhibit 99.5

PHOTRONICS,  INC.  AND  SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six Months Ended
	April 30, 2017	May 1, 2016

Cash flows from operating activities:
Net income	$5,994	$37,653
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42,378	40,832
Gain on sale of investment	-	(8,785)
Changes in assets, liabilities and other	(1,465)	(4,561)

Net cash provided by operating activities	46,907	65,139

Cash flows from investing activities:
Purchases of property, plant and equipment	(14,152)	(34,928)
Acquisition of Business	(5,400)	-
Proceeds from sale of investments	167	8,785
Other	(462)	193

Net cash used in investing activities	(19,847)	(25,950)

Cash flows from financing activities:
Repayments of long-term borrowings	(2,695)	(54,951)
Proceeds from share-based arrangements	2,311	3,046
Other	(23)	(19)

Net cash used in financing activities	(407)	(51,924)

Effect of exchange rate changes on cash	4,997	846

Net increase (decrease) in cash and cash equivalents	31,650	(11,889)
Cash and cash equivalents, beginning of period	314,074	205,867

Cash and cash equivalents, end of period	$345,724	$193,978